UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 15, 2011

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2011, BKEP Pipeline, L.L.C. (“BKEP Pipeline”), a subsidiary of Blueknight Energy Partners, L.P. (the “Partnership”), and Vitol Midstream LLC (“Vitol Midstream”) entered into a Consulting Services Agreement and an Operating and Maintenance Agreement, each effective as of July 1, 2011, relating to the construction and operation of a new crude oil terminal in Midland, Texas.  Vitol Midstream LLC is an affiliate of Vitol Holding B.V., which indirectly owns a 50% interest in the Partnership’s general partner as well as 50% of the Partnership’s subordinated and preferred units.

Pursuant to the Consulting Services Agreement, BKEP Pipeline will coordinate and supervise the design, engineering and construction of the new terminal for Vitol Midstream.  In return for such consulting services, Vitol Midstream will pay BKEP Pipeline a $600,000 fee that is payable in twelve monthly installments of $50,000 each.  In addition, Vitol Midstream will reimburse BKEP Pipeline for any actual out-of-pocket expenses incurred by BKEP Pipeline on Vitol Midstream’s behalf for items such as engineering fees, cost of inspection services, cost of survey work, permitting fees and right-of-way payments.  In addition, the parties have agreed to indemnify each other for certain damages and claims as set forth in the Consulting Services Agreement.  The term of the Consulting Services Agreement began effective July 1, 2011 and continues until the completion of the construction of the new terminal.  If the new terminal is not completed prior to July 1, 2012, then either party may terminate the agreement.  In addition, the parties shall have a right to terminate the agreement in the event of an event of default such as failure to make a payment, failure to perform a material obligation or covenant (after a thirty day cure period) or a material breach of the agreement (after a thirty day cure period).

Pursuant to the Operating and Maintenance Agreement, BKEP Pipeline will operate and maintain the new terminal after its construction.  In return for such services, Vitol Midstream will pay BKEP Pipeline a monthly fee of approximately $54,000, which is subject to adjustment for inflation.  The parties have also agreed to indemnify each other for certain damages and claims as set forth in the Operating and Maintenance Agreement.  The term of the Operating and Maintenance Agreement will begin when construction of the new terminal has been completed and shall continue for five years.  In addition, the term of the agreement may be extended for additional one year terms by agreement of the parties.  BKEP Pipeline may resign as operator upon 90 days notice and Vitol Midstream may remove BKEP Pipeline as the operator upon 30 days notice; provided, that in either case, BKEP Pipeline will continue to provide services under the agreement until the earlier of the time that a new operator is appointed to run the facility or three months from the date of such resignation or termination.  In addition, the parties shall have a right to terminate the agreement in the event of an event of default such as failure to make a payment, failure to perform a material obligation or covenant (after a thirty day cure period) or a material breach of the agreement (after a thirty day cure period).

The board of directors of the Partnership’s general partner approved entering into the Consulting Services Agreement and the Operating and Maintenance Agreement based on a recommendation from its conflicts committee, which consists entirely of independent directors.  The descriptions of the Consulting Services Agreement and the Operating and Maintenance Agreement are qualified in their entirety by the full and complete terms of such agreements, copies of which are filed as exhibits to this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On August 15, 2011, the Partnership issued a press release announcing the construction of the new terminal.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Consulting Services Agreement, dated August 17, 2011 to be effective as of July 1, 2011, by and between BKEP Pipeline, L.L.C. and Vitol Midstream LLC.
10.2	—	Operating and Maintenance Agreement, dated August 17, 2011 to be effective as of July 1, 2011, by and between BKEP Pipeline, L.L.C. and Vitol Midstream LLC.
99.1	—	Press release dated August 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: August 18, 2011	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Consulting Services Agreement, dated August 17, 2011 to be effective as of July 1, 2011, by and between BKEP Pipeline, L.L.C. and Vitol Midstream LLC.
10.2	—	Operating and Maintenance Agreement, dated August 17, 2011 to be effective as of July 1, 2011, by and between BKEP Pipeline, L.L.C. and Vitol Midstream LLC.
99.1	—	Press release dated August 15, 2011.